                                                                 Exhibit 99-3

                  -----------------------------------------------
                                      ACI PLUS

                                 SERVICE AGREEMENT
                  -----------------------------------------------



                                 -----------------
                                         X
                                 -----------------



                                   APRIL 6, 1999


ACI Corp. Feb. 1999
All Rights Reserved
DSLAgreement_0404_1

THIS DOCUMENT IS CONFIDENTIAL AND PROPRIETARY AND IS INTENDED SOLELY FOR USE BY
    CUSTOMERS OF ACI. CUSTOMERS SHOULD NOT DISCUSS, SHOW OR REFER TO THIS DOCUMENT WITH OR TO ANY PERSON WHO IS NOT AN EMPLOYEE OR OFFICIAL OF CUSTOMER
                    WITHOUT PRIOR WRITTEN APPROVAL FROM ACI.

     PROVISIONING AGREEMENT, dated as of April 6, 1999, ("Effective Date") by and between ACI Corp., a Delaware corporation ("ACI") and Qwest
Communications Corporation, a Delaware corporation (the "COMPANY").

     ACI and COMPANY have reached agreement upon the terms and conditions upon which COMPANY will purchase ACI's advanced DSL telecommunications services and "Equipment" (as defined in Section 4) (the "Products"), which Products are more fully defined in Attachment 2, for use and/or resale in all geographical markets where ACI offers services in the United States (a single geographical market shall be referred to herein as "Single Market" and all Single Markets shall be collectively referred to herein as "the Markets") (the Single Markets and the schedule of availability are set forth in Attachment 5, attached hereto). COMPANY may, in its sole discretion, sell the Products purchased from ACI to customers of the COMPANY (the "Customers") in all Markets at such prices and upon such terms and conditions as COMPANY may determine from time to time in accordance with the non-price terms set forth in this Agreement.

     This Agreement between ACI and COMPANY shall consist of the specific terms set forth herein as well as the terms and conditions contained in following Attachments:

          Attachment 1:  General Terms and Conditions

          Attachment 2:  ACI Plus Products and Pricing

          Attachment 3:  Schedule of Cancellation Fees and Costs

          Attachment 4:  Service Level Agreement

The specific terms and conditions of each of these Attachments are incorporated into this Agreement in their entirety by this reference, and constitute an integral part of this Agreement.

Words or terms not defined herein having well-known technical or trade meanings shall be so construed.

     The Company's billing and contact information is as follows:

COMPANY BILLING INFORMATION:

     Company Name:  Qwest Communications Corporation

     Company Mailing Address: 700 Qwest Tower, 555 Seventeenth Street

     City:  Denver   State: Colorado    Zip: 80202

     Telephone:   (303) ***             Fax:   (303)       ***

COMPANY PRIMARY CONTACT:

*** Portions of this page have been omitted pursuant to a request for
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ACI Corp. Feb. 1999
All Rights Reserved
DSLAgreement_0404_1                                                          2

     Name:  ***

     Title:  Primary Contact Title

     Street Address: 700 Qwest Tower, 555 Seventeenth Street

     City/State/Zip:  Denver, Colorado  80202

     E-mail Address: E-mail Address:               ***


     COMPANY hereby acknowledges that it has reviewed the terms and conditions in this Agreement and each of the Attachments referred to herein, and ACI and COMPANY have caused their duly authorized representatives to execute this Agreement on and as of the date first set forth above.

 QWEST COMMUNICATIONS CORPORATION        ACI CORP.

 By:                                     By:
     --------------------------------        ---------------------------------
 Title:                                  Title:
        -----------------------------           ------------------------------

                                         AUTHORIZED ACI OFFICER

                                         By:
                                             ---------------------------------
                                         Title:
                                                ------------------------------

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ACI Corp. Feb. 1999
All Rights Reserved
DSLAgreement_0404_1                                                          3

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ATTACHMENT  1: GENERAL TERMS AND CONDITIONS

1.   GENERAL

     1.1. RELATIONSHIP. Neither this Agreement nor the provision of the Products referred to herein to COMPANY creates a joint venture, partnership or agency relationship between ACI and COMPANY; COMPANY is a service provider with respect to its Customers, and ACI is only a supplier to COMPANY with no relationship, financial or otherwise, to those Customers as a result of this Agreement.

     1.2. EGRESS CONNECTION.   The types of Egress Connection available from
COMPANY's Points of Presence ("POPs") to ACI's POPs (collectively, an "Egress Connection") are set forth in Attachment 2. Concurrently with the execution of this Agreement, COMPANY shall deliver to ACI a fully completed and signed Egress Connection Order Form to establish the Egress Connection that COMPANY has selected. Depending upon the type of Egress Connection selected by COMPANY and the Market where such Egress Connection is to be installed, ACI shall use best efforts to install the Egress Connection within 30 calendar days after delivery of the Egress Connection Order Form to ACI. COMPANY shall be responsible for all installation and monthly recurring charges, as set forth in Attachment 2, for the term of the Egress Connection specified in the Egress Connection Order Form as of the "Acceptance Date" (as hereinafter defined) of such Egress Connection. As used herein, "Acceptance Date" is the date in which COMPANY accepts delivery of the installed Egress Connection.
If COMPANY fails to provide ACI notice that the Egress Connection fails to support high speed digital throughput at the specified bandwidth in accordance with the terms of this Agreement ("Connection Deficiency"), within thirty (30) business days after notification by ACI of the installation of such Egress Connection, COMPANY shall be deemed to have accepted the Egress Connection as of the date of delivery of such installed connection. Each term for an Egress Connection ordered pursuant to this Agreement shall be for a minimum duration of at least a one-year period, commencing upon the date that charges for such Egress Connection commences hereunder. COMPANY will be responsible for the Early Termination Fees set forth in Attachment 3 if an Egress Connection is terminated by COMPANY without cause prior to the completion of the term for which that Egress Connection was ordered. COMPANY shall give notice to ACI at least 30 days prior to the date that an Egress Connection is disconnected by COMPANY, and an Egress Connection may not be disconnected until all customers served by that Egress Connection have been disconnected. Notwithstanding anything to the contrary in this Section 1.2, ACI shall bill COMPANY upon installation of the Egress Connection; provided that in the event COMPANY does not accept such Egress Connection due to a Connection Deficiency, COMPANY shall be entitled to receive a credit for monthly recurring charges and installation charges incurred by COMPANY up to and including the date of installation and until such time the Egress Connection is accepted by COMPANY.

     1.3. NETWORKNOW ACCESS. A) After processing COMPANY's Egress Connection Order Form, ACI will issue to COMPANY the number of usernames (the "Username") and passwords (the "Password"), as reasonably determined by COMPANY, with different security access levels to enable COMPANY to access the NetworkNow website maintained by an affiliate of ACI, which will allow COMPANY to perform certain functions


***  Portions of this page have been omitted pursuant to a request for
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ACI Corp. Feb. 1999
All Rights Reserved
DSLAgreement_0404_1                                                          4

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with ACI over the Internet.  COMPANY and ACI understand and agree that the information contained in and made available through NetworkNow (as well as the Username and Password therefor) is "Confidential Information" (as defined in Section 6.5.3) and should only be used for the purposes for which it is intended and should not be disclosed to unauthorized persons. COMPANY and ACI shall ensure that each of its employees is aware of the confidential and proprietary nature of the Username and the Password and the proper use of the information obtained from the NetworkNow website. Any unauthorized use or disclosure of the Username or Password or any information derived from NetworkNow is subject to Section 6.4.3 herein. Each party shall immediately notify the other party of any unauthorized use or disclosure of such Username, Password or information. COMPANY shall promptly contact ACI to obtain a different Username and Password, or change the Password associated with the compromised Username when (a) COMPANY becomes aware that the security of the Username or the Password has been compromised in any manner, and/or (b) the employment of one or more of the representatives of COMPANY who has used or had access to COMPANY's Username or the Password is terminated by COMPANY. ACI shall immediately notify COMPANY in the event that the Username or the Password is disclosed to a third party.

     B) ACI and COMPANY shall cooperate to develop additional procedures with respect to NetworkNow to coordinate their respective activities, maintain and share updated information and facilitate interaction between their respective systems (including, without limitation, multiple security access levels to deal with network engineering and billing or account information).

     1.4. NON-EXCLUSIVE DISTRIBUTOR. COMPANY shall be a non-exclusive distributor of Products in any Market in which COMPANY is authorized to provide Products to Customers under this Agreement. ACI reserves the right to appoint other distributors of Products in any Market, including, without limitation, one or more affiliates of ACI. Similarly, COMPANY shall have the right to purchase services or Products from any other provider in any Market.

(A) PROVISION OF PRODUCTS

     2.1. AVAILABLE PRODUCTS. The Products that are available for purchase by COMPANY under this Agreement are described in Part 1(A) of Attachment 2, as well as the prices for those services and features that will apply during the "Term" (as defined in Section 7) of this Agreement. Each of the Products described in Attachment 2 will receive the benefits of the Service Level Agreement set forth in Attachment 4 to this Agreement.

     2.2. ADDITIONAL PRODUCTS. From time to time ACI shall offer COMPANY new Products or services developed by ACI or obtained by ACI from others for use with the Products. Any new Products or services which COMPANY elects to order from ACI shall be considered to form part of the Products and shall be provided upon the terms and conditions of this Agreement, together with such additional terms and conditions which are generally applicable to the provision of those new Products and services. This Agreement shall be amended in a writing executed by both parties to include Additional Products.
 (Except as the context may otherwise require, Available Products and Additional Products will be collectively referred to herein as "Products").

     2.3. PRICE PROTECTION. A) Products shall be ordered by COMPANY using the ACI Products Order Form, and COMPANY shall be responsible for the installation and monthly recurring charges applicable for each Product, as set forth in Attachment 2 for the duration of the term specified for that Product in the ACI Product Order Form. The minimum term for any Product ordered shall be one (1) month from the date that the Product is installed. Subject to paragraph 2.3(B) below, ACI represents and warrants that the prices and charges, as set forth in Attachments 2 and 3, with the exception of third party pass through charges, for the Products and Egress Connections available in the Market shall not increase (without the consent of COMPANY which consent may be withheld by COMPANY in its sole discretion throughout the Term of this Agreement, and reserves the right to decrease such prices for one or more of the Products or Egress Connections for all or any portion of the Initial Term or thereafter.

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ACI Corp. Feb. 1999
All Rights Reserved
DSLAgreement_0404_1                                                          5

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     B) ACI warrants and represents that as of the date of execution of this Agreement, the "Major Terms" (as defined in Section C below)
   ***    COMPANY in this Agreement are
           ***                          ***
   (collectively, a     ***               ) for                   ***
                       and    ***; provided however, that if any  *** its
       ***       via a written   *** to its ***, such that the          ***
                      is substantially greater than
 the        ***          of    ***    herein, ACI may   *** such       ***
 , for as long as                 ***
***  than that of COMPANY,       ***               If during the term of this
Agreement ACI shall                                     ***  Major Terms   to
any other   *** who obtains from ACI ***   the  *** products in    *** the
          ***         as the COMPANY has agreed to in        ***
, ACI shall         ***                  COMPANY, and at
   ***                , shall                   ***      to       ***
                          such           ***
          Major Terms and ACI shall provide                ***      COMPANY
***  to the   *** such    ***  Major Terms were            *** by ACI to such
          ***           .


     C) Commencing on the Line Commitment Commencement Date, COMPANY shall
have the right                      from time to time (but no more
than               ***                         period) during the Term of this
Agreement or any renewal thereof and for a period of     ***        following
the expiration of the Term or any renewal thereof, to
***                                *** chosen by COMPANY,- and reasonably
acceptable to ACI,  to  *** an   *** of the              ***
(taken as a whole), and      ***        (collectively, "Major Terms") of ACI's
      ***   with    ***         for the sole purpose of          ***
         ***       Section 2.3(B) herein (    ***     ). The following
procedures shall be followed by COMPANY, the          ***                 and
ACI with respect to the        ***           set forth in this Section 2.3(C):


     a)   When   ***   ACI information and documentation ("ACI Documents"), the
                  ***    shall have  ***   all documentation such    ***
     considers relevant to    ***     and may only take notes or make redacted
     copies thereof;


     b)   The   ***   shall be conducted during normal business hours after a
     thirty-day advance written notice from Company to ACI      ***
     at ACI's principal executive offices on a mutually convenient date and at a mutually convenient time within the calender week following such 30th day;


     c)   All documents    ***    by the    ***    (together with all notes
     or redacted copies of ACI Documents obtained by the    ***    ) shall be
     subject to ACI's standard and customary confidentiality agreement in favor of ACI;

     d)   The    ***    shall not disclose    ***    or any information
     contained therein without the prior, written consent of ACI'; and

     e)   The    *    will produce a    ***    (as defined herein) which shall
     be delivered to COMPANY and ACI simultaneously.  A    ***    shall be in
     writing and shall (1) state the fact of  whether any             ***
     ***         COMPANY's Major Terms and    ***    Major Terms    ***    (a
     ***   ) and, if any    ***    exists, the aggregate    ***    ACI    ***
     COMPANY as a result of such    ***    and (2) list the   ***   if any, to
     COMPANY's Major Terms that are necessary to   ***   into   ***   with the
     provisions of Section 2.3(B) of this Agreement. If ACI shall dispute or
     challenge any  ***   contained in the    ***    either party may refer any
     such  challenge by ACI to the    ***    of the    ***    to an arbitration
     proceeding pursuant to Section 6.4.2 of this Agreement without first complying with the Escalation Proceedings set forth in 6.4.1 hereof, and COMPANY and ACI shall each participate in any such arbitration.

     f) COMPANY shall pay the *** of *** ; provided however that, if the *** of the *** a *** in the amounts *** to COMPANY and such *** exceeds *** and *** or more of the
     aggregate amount    ***    ACI to COMPANY during the period    ***    ,
     ACI shall, within thirty (30) days of the date when the *** becomes final (including the conclusion of any arbitration proceedings undertaken with respect to such *** COMPANY for: (i) the *** and ***
     of the    ***    and (ii)

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ACI Corp. Feb. 1999
All Rights Reserved
DSLAgreement_0404_1                                                          6
     the    ***    COMPANY with respect to any such
     ***   ; and    ***    COMPANY's    ***    to reflect the
     ***    Major Terms.


     D) The procedures set forth in Section 2.3(C) hereof shall constitute the COMPANY's sole and exclusive remedy for any violation by ACI of the terms of Section 2.3(B) of this Agreement. In the event that ACI fails to pay the
amounts owed within a thirty (30) day period and/or    ***    to    ***
the    ***    Major Terms as a consequence of a final determination of a violation of Section 2.3(B) hereof, COMPANY shall be entitled to seek any remedies available under law and in equity to recover such amounts due from
ACI or to obtain the    ***    following the 30th day after the date
when    ***    becomes final as provided herein.

     E) ACI and COMPANY senior level representatives shall meet at least one
(1) time each quarter to review by way of example and not limitation, the terms and conditions of this Agreement and other agreements of the parties.

     F) ACI shall endeavor to allow COMPANY to    ***    when using any
Product without    ***    if, and to the extent, that    ***    transmissions
do not require ACI to make any material changes or modifications to its
***    , equipment or infrastructure facilities attributable to, among other
things, hardware configuration,    ***    or    ***    utilization.  If ACI
shall determine that any material changes or modifications are required or
appropriate to accommodate COMPANY's    ***    transmissions, ACI and COMPANY
shall negotiate mutually an adjustment in the prices charged under this Agreement to compensate ACI for the additional costs incurred by ACI to
accommodate COMPANY's    ***    transmissions.  Nothing herein shall require
(i) ACI to undertake any material changes or modifications to its network, equipment or facilities which ACI considers, in its sole discretion, to be commercially, administratively or technically inappropriate or imprudent under the facts and circumstances existing at the time of any such
determination, or (ii) COMPANY to utilize    ***    transmissions at such
***  .

     2.4. OTHER CHARGES. All prices set forth in the Attachments are exclusive of applicable federal, state and local taxes, surcharges, assessments and other governmental charges and fees (collectively, "Taxes"), which shall be invoiced to and due from COMPANY unless COMPANY provides to ACI a valid and effective certificate from the appropriate taxing authorities exempting COMPANY from the Taxes that would otherwise be invoiced hereunder.

     2.5. SPECIAL PROGRAMS. From time to time, ACI may offer promotional or special pricing and discount programs relating to the Products or Egress Connections, each of which shall form a part of, and be subject to, the provisions of this Agreement and shall be administered upon such additional terms and conditions as ACI may announce or provide with respect to each such program. Company shall be entitled to participate in any one or more of those programs upon the terms and conditions applicable to each such program offered by ACI and this Agreement shall be amended to include such additional terms.

     2.6 VOLUME COMMITMENT. COMPANY shall order, and ACI shall provide, a minimum of one hundred thousand (100,000) DSL lines (the "Purchase Commitment"). The Purchase Commitment, which is more fully described in Attachment II, attached hereto, shall terminate on the earlier of the seventh
(7th) Anniversary of the Line Commitment Commencement Date (as defined herein) or the date on which COMPANY orders the 100,000th DSL line.

3.   ORDER, INSTALLATION AND BILLING ARRANGEMENTS

     3.1 SERVICE DETERMINATION. Prior to submission of an "Order" (as defined in Section 3.2 below) COMPANY shall provide to ACI lists of, or individual, addresses of potential Customers in the Market to determine the availability of Products and estimated transmission speeds ("Service Determination") for those Customers. Using the qualification database of ACI or its affiliates, ACI will pre-qualify those potential customers and deliver the results thereof to COMPANY within twenty-four (24) hours after delivery of the potential Customer's address to ACI. The speeds at which ACI can reliably deliver Products are referred to herein as the "Minimum Expected Service Availability". COMPANY understands and acknowledges that the actual transmission speeds delivered by ACI may vary from the transmission speeds indicated in such Service Determination or otherwise expected by

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ACI Corp. Feb. 1999
All Rights Reserved
DSLAgreement_0404_1                                                          7

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COMPANY or its Customers based upon, among other things, factors such as the length and gauge of the line serving the Customer, and other operational characteristics of the facilities and equipment used by ACI.

     3.2  ORDER AND INSTALLATION

          3.2.1   ORDERING PROCESS.   A) COMPANY shall place orders for
Products with ACI by submission of an approved ACI Products Order Form (an "Order"). Orders may be submitted by COMPANY prior to completion of the Egress Connection necessary to accommodate those Orders, but installation appointments will not be scheduled to occur for those Orders prior to completion of the Egress Connection needed to accommodate those Orders. ACI will provide COMPANY with a confirmation of the Order promptly after its submission, which confirmation shall include a target installation date. COMPANY shall have the right to submit an Order for any Product for a particular Customer but ACI shall only be obligated to provide the transmission speeds included in the Minimum Expected Service Availability with respect to such Customer.

     B)  For purposes of the Purchase Commitment, Orders shall    ***    of
the Purchase Commitment    ***    such Orders have been    ***    ACI.
***   Market moves, Customer renewals, and Customer    ***    Market
transfers    ***   shall    ***    be considered Orders    ***    shall such
Orders    ***    of the Purchase Commitment.


          3.2.2     EVALUATION OF PRODUCT AVAILABILITY.   During the period
between the submission of the Order and no later than five (5) business days prior to the scheduled installation date, ACI or an authorized representative of ACI will preliminarily evaluate the parameters of the requested loop obtained from the ILEC to determine the speeds that can be provided over that loop and will inform COMPANY of the results of its evaluation if there is a
problem with the Product designated in the Order.   Further, a portion of
this evaluation may be performed by ACI at the premises of the potential
Customer.   If ACI determines during the evaluation that reliable service is not reasonably achievable over the requested loop, ACI may propose and evaluate alternative access strategies to achieve reliable connectivity for such loop, each of which shall be subject to approval by COMPANY prior to
implementation.   If any additional or unusual monthly or nonrecurring
charges are reasonably anticipated with implementation of the alternative access strategies, ACI will inform COMPANY of an estimate of those costs
prior to installation.   If ACI is unable to provide transmission speeds at
least equivalent to the speeds included in the    ***    and    ***    does
not    ***    for such    ***    at the   ***    and    ***    strategies
that    ***    provided by ACI, COMPANY shall   ***    and    ***    shall
be due to ACI in connection with such    ***   .  If COMPANY is satisfied
with the speeds available and access strategy, the Order shall be accepted by COMPANY and ACI at the available speeds and applicable charges for such speed and alternative access strategy.


          3.2.3.    INSTALLATION.  ACI shall use best efforts to install
Products within    ***    after the submission of the Order.  COMPANY
acknowledges that problems beyond the control of ACI (including, without limitation, facility problems, incorrect or incomplete Customer information supplied by COMPANY or Customer unavailability) may delay installation dates. For Products, ACI shall schedule all installations by appointments with Customers based upon the information supplied by COMPANY to ACI, and Product installation appointments may be scheduled between the hours of 8:00 a.m. and 5:00 p.m. local time Monday-Friday. Once an installation appointment is scheduled by ACI, a technical representative (the "Technical Representative") should arrive within a two-hour window. Egress Connections shall be scheduled by appointment with the COMPANY at a mutually convenient date and time, and installation shall be arranged by ACI based upon the time parameters set forth in ACI's agreements with the applicable Local Exchange Carrier in the Market where the Egress Connection will occur.

          3.2.4.    PRODUCT ACCEPTANCE.   Promptly after installation of a
Product at the Customer's premises, the installation will be confirmed to COMPANY in writing.

          (a) If the installed transmission speeds are not at least equivalent to those included in the Minimum Expected Service Availability with respect to the Customer or such other Products as subsequently agreed to by ACI and COMPANY following the Order, the Customer shall have a fifteen (15) business day period (the "Acceptance Period") to use the installed Product and cancel the installed Product if Customer is not satisfied. If the Customer decides to cancel,

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ACI Corp. Feb. 1999
All Rights Reserved
DSLAgreement_0404_1                                                          8

               COMPANY will incur no charge for installation, the Equipment associated with such installation shall be immediately returned to ACI, and no payments shall be due to ACI in connection with such cancelled installation as a result of an inability by ACI to provide the Minimum Expected Service Availability or the Products subsequently agreed to by ACI and
               COMPANY; provided that such cancelled Product shall    ***
               of the    ***   . If, however, the Customer is satisfied with
               the speeds available to the requested loop; Customer has ordered the exact speed of the Product delivered by ACI to Customer; or Customer fails to cancel the installed Product prior to the expiration of such Acceptance Period, then the installation shall not be cancelled or cancelable and the COMPANY shall remit payments to ACI in accordance with the charges for the Product actually installed and the access strategies employed with respect to that installation.


          (b) If the installed transmission speeds are not at least equivalent to the Product set forth in the Order but are at least equivalent to those included in the Minimum Expected Service Availability, the Customer may decline service at the completion of the installation process or elect to use the installed Product for the Acceptance Period. If Customer decides to cancel within the Acceptance Period, COMPANY shall pay to ACI the Non-Acceptance Fee set forth in Attachment 3 to this Agreement but no monthly recurring charges shall be charged. If, however, the Customer is satisfied with the installed Product or shall fail to cancel the installed Product prior to the expiration of the Acceptance Period, then the installation shall not be canceled or cancelable and the COMPANY shall remit payments to ACI in accordance with the charges for the Product actually installed.


          3.2.5. DEACTIVATION. In certain circumstances, it may be necessary for a Technical Representative to assist the Customer in completing a deactivation of the Product at the end of the service period. The COMPANY shall notify ACI of each deactivation as soon as practicable to ascertain if a visit by the Technical Representative to the Customer's premises will be necessary, so that an appointment can be arranged on a timely basis. With respect to any Customer using a Product during an Acceptance Period, COMPANY shall notify ACI no later than three business days immediately following the end of the Acceptance Period if that Customer has timely cancelled the installed Product.

     3.3  BILLING AND PROMPT PAYMENT.

          3.3.1 BILLING PROCEDURE. At the end of each ACI billing cycle (currently at the end of each month, ACI will provide to COMPANY a consolidated statement (electronically or via CD-ROM) of account for all monthly charges relating to the Products and Egress Connections for the applicable billing period. All charges and fees for Products and Egress Connections provided to COMPANY shall be billed by ACI directly to COMPANY, and COMPANY shall be solely responsible for making prompt and complete payment to satisfy all such billings in accordance with this Agreement. Standard monthly recurring charges (if any) for Products shall be billed to COMPANY one month in advance, and nonrecurring and installation charges for Products and Egress Connections shall be billed in arrears. Any and all statements of account sent by ACI to COMPANY reflecting monthly charges for Products or Egress Connections or other costs and assessments shall be payable to ACI within thirty (30) days of the receipt of such statement of account. If undisputed amounts are not paid by COMPANY on or prior to the due date, late fees shall accrue and become immediately due and payable on the outstanding unpaid balance of undisputed amounts at the rate of fifty-five hundredths percent (0.55%) per month or the highest rate permitted by applicable law, whichever is lower.


          3.3.2.    BILLING RESOLUTION.   If COMPANY in good faith disputes
any invoiced amount, it shall submit to ACI, within forty-five (45) days following the date of the invoice, full payment of the undisputed portion of the invoice and written documentation identifying and substantiating the disputed amount. If COMPANY and ACI cannot, in good faith, promptly resolve any questions or disagreements regarding a disputed billing, then the dispute will be settled by escalation and arbitration pursuant to Section 6.4 of this Attachment 1. If COMPANY shall fail to

***  Portions of this page have been omitted pursuant to a request for
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ACI Corp. Feb. 1999
All Rights Reserved
DSLAgreement_0404_1                                                          9
pay any undisputed portion of any ACI billing invoice or any disputed portions as a result of any arbitration proceeding within forty-five (45) days after the date of such statement or the notification of any such arbitration award, whichever is later, ACI shall have the right to issue to COMPANY a written notice of suspension of services to COMPANY, whereupon ACI shall have the right to disconnect the provision of any and all Products and Egress Connections or connectivity to COMPANY not less than thirty (30) days from the receipt by COMPANY of such written notice.

     3.4. EARLY TERMINATION AND OTHER FEES. All applicable early termination charges and other fees are set forth and more fully defined in Attachment 3.

     1. The termination of any Product or Egress Connection prior to the expiration of its applicable term will result in an Early Termination Fee.

     2. A "No-Show Fee" will apply if COMPANY or any Customer fails to honor any scheduled installation appointment unless ACI has been notified of a change in the scheduled appointment on or prior to noon, local time, the business day preceding the scheduled time and date of the appointment ("Cancellation Deadline").

     3. An "Intra-Single Market Customer Move Fee" will apply for re-installation of a connection for movement of a Customer connection within the Market. No early termination fee will apply.

     4. A "Service Change Fee" will apply when the COMPANY or COMPANY's Customers elect to downgrade any Product

     COMPANY shall be liable for all costs incurred by ACI arising from COMPANY's or any Customer's early termination of any connectivity ordered from ACI.

     3.5. COMPANY RESPONSIBILITY. COMPANY shall not be relieved of any obligation hereunder by virtue of the fact that its Customers ultimately use the Products. COMPANY shall be financially responsible for all matters relating to its Customers (including, without limitation, solicitation, service requests, creditworthiness, customer service, billing and collection, and marketing communication), and for all charges generated by its Customers. ACI acknowledges and agrees that ACI shall not have any contractual or financial interest in COMPANY's Customer relationships under this Agreement and, subject to the terms hereof, COMPANY shall be free to determine the terms and conditions of its Customer relationships; provided, however, that COMPANY shall not obligate ACI to provide services to COMPANY for provision to Customers except as specifically set forth in this Agreement, and shall not misrepresent or misstate any of the qualities or capabilities of any of
the Products.   COMPANY shall also be solely liable for amounts it cannot
collect from its Customers and billing adjustments it grants to its Customers (including adjustments for erroneous charges or any other form of credit provided by COMPANY to its Customers).

     3.6. PROGRAM MANAGEMENT. ACI shall designate an ACI employee as the full-time program manager for the business relationship between ACI and COMPANY hereunder and who shall be dedicated to and responsible for coordinating all matters between ACI and COMPANY in connection with the transactions contemplated in this Agreement (the "Program Manager"). All complaints that COMPANY may have with respect to the Products or the services provided by ACI hereunder shall be reported to the Program Manager in the first instance and the Program Manager will coordinate the review of, and the implementation of necessary steps to address any such complaints within ACI promptly after they are reported by COMPANY.

     3.7  MAJOR SERVICE PROBLEMS.

(A) Nothing set forth in this Paragraph A shall affect the rights of COMPANY under the Service Level Agreement set forth in Attachment 4 hereto with
respect to the subject matter of this Paragraph A. If at least    ***
Customers of COMPANY shall concurrently experience in a    ***    Market any
service affecting problems (including, without limitation, service interruptions or degradations) which are attributable to ACI's network or operations that persist for more than three (3) hours for each such Customer and
that occur within multiple Central Offices in such   ***    Market  ("Major
Service Problem"); the President and Chief Network Officer of ACI shall meet on or by the following business day with COMPANY to discuss the persisting
Major Service Problem

***  Portions of this page have been omitted pursuant to a request for
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ACI Corp. Feb. 1999
All Rights Reserved
DSLAgreement_0404_1                                                         10
and explore the development and implementation of appropriate remedial actions to correct the Major Service Problem. At any such meeting, COMPANY shall present the evidence that it has to describe and substantiate the Major Service Problem and the Program Manager shall present the solutions that have been attempted by ACI to address those problems. Regardless of such meeting, if the Major Service Problem persists for seventy-two (72) hours or more after such three (3) hour period (or within the time period specified by a third-party vendor whose service or equipment is responsible, in whole or in part, for the Major Service Problem but in no event greater than forty-eight
(48) hours) ("Critical Service Problem"), the affected Customer(s), by notice to ACI, shall have the right in its sole discretion to terminate the affected lines without penalty (including early termination fees) and receive a credit for any Installation Charges which COMPANY paid to ACI for the original installation of such Customer's affected line and Monthly Recurring Charge(s) for the affected month(s) (collectively, the "Major Service Problem Fee").



(B) If COMPANY has 5,000 working lines and thereafter COMPANY has experienced over three (3) Critical Service Problems, Company shall have the right, in its sole discretion, to receive the Major Service Problem Fee and immediately terminate this Agreement without liability for early termination or shortfall charges. In addition, termination of affected line(s), Product(s) or the Agreement shall not limit ACI's obligations pursuant to
Section 7.3.



(C) Notwithstanding anything to the contrary set forth in this Section 3.7, any Major Service Problem (and any resulting Critical Service Problem) caused by COMPANY's collocated equipment installed in, or COMPANY's personnel or authorized representatives operating in, a Central Office pursuant to or as permitted by a Collocation Agreement, dated the date hereof, between ACI and COMPANY (the "Collocation Agreement") shall not constitute or be deemed to constitute a Major Service Problem or a Critical Service Problem for purposes of this Section 3.7.


4.   TECHNICAL SERVICE ARRANGEMENTS

     Equipment consists of a high-speed "modem", associated wiring, cabling and any other equipment required to provide a Customer with use of the Products (collectively, the "Equipment"). ACI shall supply the Equipment required to provide a Customer's premises with normal use of the Products. Installation shall consist of a service call by a Technical Representative to configure, enable, and test the Equipment installed at the Customer's premises for access to the "ACI Network" (as hereinafter defined). Verification by the Technical Representative that the Customer's premises can properly access the ACI Network at the parameters required for use of the Products included in the Minimum Expected Service Availability, or other mutually agreed upon Products and Customers acceptance of the Equipment, shall constitute final installation. COMPANY will be required to pay the installation charges as set forth in Attachment 2 to the Agreement associated with the Products successfully installed by ACI and accepted by Customer (unless any such charges are waived, in whole or in part, by ACI during any promotional or special program). As used herein, "ACI Network" shall consist of the DSL Line from the customer premise to the local central office ("Connection Point") connected to the DSLAM and onto the local ATM backbone through to the local market hub location (ACI Metro Service Center) and terminated on the local ATM switch.

5.   PROPRIETARY ARRANGEMENTS

     5.1. USE OF NAME AND MARKS. This Agreement confers no right upon either party to use the name, service marks, trademarks, copyrights or patents of ACI or any of its affiliates, or COMPANY or any of its affiliates, except as expressly provided herein. Neither ACI nor COMPANY shall take any action which would compromise the registered copyrights or service marks of COMPANY or any of its affiliates or ACI or any of its affiliates, respectively. In no event may either party or its affiliates use the other party's or the other party's affiliates' names, trademarks, service marks, trade names, logos, designations, copyrights or other proprietary rights (collectively, the "Marks") without the prior written consent of the other party or the other party's affiliates, as the case may be, which may be granted or withheld in the other party's or its affiliate's sole discretion. Each party acknowledges that the other party and its affiliates own and shall retain ownership of its respective Marks and agrees that it will not at any time during or after the term of this Agreement assert or claim any interest in, or do anything that may adversely affect the validity of such other party's or its affiliates' Marks (including, without limitation, any act or failure to act which may infringe or lead to the infringement of any of the other party's or its affiliates' proprietary rights).

***  Portions of this page have been omitted pursuant to a request for
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ACI Corp. Feb. 1999
All Rights Reserved
DSLAgreement_0404_1                                                         11

     Each party will provide the other party with written notice of any breach of this Section 5.1. Such other party shall immediately use its best efforts to eliminate and cure such breach, and shall advise the complaining party of each of its actions to effect such cure. If, in the complaining party's opinion, the other party fails to effect a cure within ten (10) days of the date of the complaining party's notice, then the complaining party may, at its option and in its sole discretion, immediately terminate this Agreement without any liability to the other party or any other person, except for such party's obligations under Section 7.3 hereof.


     5.2. USE OF PRODUCTS. A) COMPANY will be solely responsible for the content of any transmissions over the ACI Network from COMPANY's Points of Presence (POPs) to the ACI Network. COMPANY agrees to provide Products to its Customers in a manner that conforms with the non-price terms of this Agreement and that is in compliance with all laws, rules and regulations applicable to the provision of such Products by COMPANY. In the event the Product purchased will provide Customer with access to the public Internet, COMPANY shall comply, and shall procure from each Customer which is provided Products a written agreement to comply, at all times with the requirements of the COMPANY's Acceptable Use Policy (as amended from time to time at COMPANY's sole discretion).

     B) To maintain or improve ACI service or the ACI Network, to prevent fraud or for other business reasons, ACI can restrict, interrupt or modify the services provided hereunder upon commercially reasonable notice to COMPANY but, with respect to each interruption, restriction or modification, ACI will promptly seek to resolve any situation or condition that has caused an interruption in service to the extent that the fault involves the ACI Network or its equipment. ACI shall not be liable for any claim by or against COMPANY arising out of or related to the actions of any person (other than a claim resulting from any willful misconduct or gross negligence by
ACI) resulting in: (i) alteration, theft or destruction of COMPANY's or any Customer's computer programs, information, data files, procedures or other property, (ii) any losses or damages COMPANY or its Customers may suffer in connection with COMPANY's or its Customers' use or inability to use the Products, or (iii) any data, materials or other information transmitted or received by or to COMPANY or its Customers or its intended recipient that are lost or improperly intercepted via the Internet.


     5.3. CHANGES TO PRODUCTS OR AGREEMENT. A) Although any Product provided by ACI is subject to its business policies, practices, and procedures (which ACI reserves the right to change at any time and from time to time in its sole discretion upon advance notice to COMPANY), ACI will not materially adversely change the Products provided to COMPANY hereunder except upon sixty
(60) days' prior written notice to COMPANY (a "Notice of Change"). Upon delivery of notice of a material adverse change to any Product, COMPANY shall promptly notify ACI of the Customers that will be affected by such change (the "Affected Customers") and the then existing remaining duration of each such Affected Customer's contract with COMPANY (excluding elective extensions) relating to the Product(s) subject to such changes (the "Affected Duration"). ACI shall have the option to either continue to provide the existing Product to the Affected Customers during the Affected Duration or to upgrade or enhance the service to an Affected Customer for the Affected Duration of such Affected Customer's existing contract with COMPANY at ACI's sole cost. Upon receipt of any Notice of Change, COMPANY shall not thereafter market or submit Orders for any Products that are materially adversely changed by ACI except as specified in the Notice of Change. Except as set forth herein, if COMPANY otherwise elects to continue to use Products or services after receiving a Notice of Change, those changes will apply to COMPANY commencing on the 61st day after the date it receives the Notice of Change. ACI shall exercise commercially reasonable efforts to avoid service degradation, interruption or material cost to any Customers as a result of such material adverse changes in Products for a period of sixty (60) days after notice to COMPANY of such Product changes.



     B) Notwithstanding any other provision set forth in this Agreement, ACI shall not be liable for any failure or delay in its performance under this Agreement (including any changes to or failure to continue to provide the Products or services contemplated herein) due to any cause beyond ACI's reasonable control, including, without limitation, any act of war or civil insurrection, acts of God, earthquake, flood, embargo, riot, Year 2000 outages, sabotage, labor dispute, governmental act or change in regulatory requirements affecting telecommunications companies similarly situated with ACI generally, or failure of the Internet; provided, however, that COMPANY

***  Portions of this page have been omitted pursuant to a request for
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ACI Corp. Feb. 1999
All Rights Reserved
DSLAgreement_0404_1                                                         12
shall not be responsible for payment of any charges pursuant to this
Agreement during such failure or delay in performance with respect to such affected Customers and ACI shall (a) give the COMPANY prompt notice of such cause, and (b) use its commercially reasonable efforts to correct promptly such failure or delay in performance to the extent consistent with then applicable law and regulatory requirements. COMPANY's Customers shall be
entitled to terminate the affected lines or Products     ***    for    ***
or any    ***    if such failure or delay in performance continues for    ***
or more despite commercially reasonable efforts by both parties to mitigate
such failure or delay. Such terminated lines or Products shall    ***    the
COMPANY's    ***. Termination of the affected lines or Products pursuant to this Section shall be governed by Section 7.3.


     C) Subject to ACI's commitment to maintain the standard prices for Products and Egress Connections set forth in Attachment 2 to the Agreement during the Initial Term of this Agreement, ACI reserves the right to introduce new Products or marketing or promotional programs or change the terms of any existing promotional or discount program, or in response to business, operational or competitive developments as long as any such Products, programs and supplemental terms are available or adopted and will be applicable on a Market-wide basis.


     5.4. CUSTOMER SUPPORT; RESTORATION OF SERVICE. COMPANY's Customers using Available Products will be entitled to avail themselves of the ACI customer services described in the Service Level Agreement. In the event that a COMPANY's Customer experiences a noticeable reduction in transmission speed or a noticeable interruption of DSL service attributable to the Products, ACI shall, at no charge to the COMPANY or the Customer, restore the Customer's service with respect to the Products to its condition prior to such reduction or interruption in accordance with the "Mean Time to Restore Service" set forth in the Service Level Agreement or issue to COMPANY the credit set forth therein in accordance with the terms of the Service Level Agreement; provided, however, that ACI shall not be responsible for any such reduction or interruption arising from or caused by any equipment or services which are beyond ACI's control (including without limitation a Customer's computer or software).


6.   LEGAL CONSIDERATIONS.

     6.1. LIMITATION OF LIABILITY. Notwithstanding anything to the contrary contained in this Agreement and except as set forth in Sections 5.2, 6.3 and Attachment 4, IN NO EVENT SHALL EITHER PARTY TO THIS AGREEMENT BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, CUSTOMERS OR GOODWILL ARISING FROM THE RELATIONSHIP OR CONDUCT OF BUSINESS HEREUNDER).

     6.2. WARRANTIES.


     Subject to the limitations set forth below, in the event that the Equipment installed by ACI at a Customer's premises is determined to be defective or otherwise becomes non-operational during the term of this Agreement, ACI will within thirty-six (36) hours deliver replacement Equipment to the Customer upon receipt of notice of a malfunction of the Equipment, and COMPANY agrees to cause the defective or non-operational Equipment to be returned to ACI.


     WARRANTIES AND REMEDIES SET FORTH IN THIS AGREEMENT AND THE SERVICE LEVEL AGREEMENT ARE THE ONLY WARRANTIES AND REMEDIES WITH RESPECT TO THE PRODUCTS, AND ARE IN LIEU OF ANY OTHER WARRANTY, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Any warranties provided by ACI under this Agreement shall not apply to any situation where (a) any Product, Equipment or other service has been installed or serviced by anyone other than ACI or its authorized Technical Representatives, (b) the Equipment has experienced misuse or unusual damage, and/or (c) any Product, Equipment or other service is not used in compliance with the available operating instructions established by ACI or the original manufacturer. Except as expressly provided in this Agreement, this Agreement shall not provide third parties (including Customers) with any rights, privileges, causes of action or claims against ACI or COMPANY.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.


ACI Corp. Feb. 1999
All Rights Reserved
DSLAgreement_0404_1                                                         13

     6.3. PATENT INFRINGEMENT. ACI will indemnify, defend and hold COMPANY harmless from and against any and all costs, liabilities, losses and expenses (including, without limitation, reasonable attorney's fees) resulting from any claim, suit, action or proceeding (collectively, an "Action") brought against COMPANY alleging that customary use of the Products by COMPANY or COMPANY's Customers infringes or contributes to the infringement of any issued United States patent or letters patent (but excluding any infringement contributorily caused by COMPANY's business or COMPANY's equipment). COMPANY shall promptly notify ACI of any Action, and ACI shall have the right to control any such Action and shall have the right to conclude a settlement of any such Action which shall be binding upon COMPANY. ACI shall have the right, in order to avoid or settle any Action, to substitute at ACI's expense non-infringing equipment, material, processes or Products, or to modify its Products or the Equipment to become non-infringing, or to obtain necessary licenses to use the infringing equipment, material, processes or Products, in each case consistent with ACI's obligations under this Agreement.

     6.4. DISPUTE RESOLUTION; ENFORCEMENT OF CONFIDENTIALITY OBLIGATIONS


          6.4.1.  ESCALATION.  Except as otherwise specifically provided in
Section 2.3 of this Agreement, any controversy or claim arising out of, relating to or in connection with this Agreement shall, in the first instance, be resolved by a panel of two (2) executives from each party. In the event such panel is unable to resolve the dispute within thirty (30) days, the issue shall be escalated to an Executive Vice-President from each party. In the event the Executive Vice-Presidents are unable to resolve the dispute within thirty (30) days, the issue shall be escalated to the respective Chief Executive Officers of the parties. If the Chief Executive Officers are unable to resolve the dispute within thirty (30) days, either party may then refer such dispute to arbitration in accordance with Subsection 6.4.2 hereof.


          6.4.2. ARBITRATION. Any controversy or claim arising out of, relating to or in connection with this Agreement that has not been resolved pursuant to Subsection 6.4.1 hereof shall be resolved through arbitration pursuant to and in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, as modified by the terms of this Subsection 6.4.2 set forth below:

(a) Arbitration shall be conducted at a location in Denver, Colorado to be agreed upon by the parties.

(b) Arbitration shall be conducted by three (3) arbitrators, with each party to this Agreement selecting one (1) arbitrator each and the two selected arbitrators then selecting the third arbitrator.


(c) Prior to the commencement of the arbitration, each party shall be entitled to take limited discovery, including the rights to request a reasonable number of documents, to serve no more than twenty (20) interrogatories and to take no more than three (3) depositions. This limited discovery shall be conducted in accordance with the Federal Rules of Civil Procedure, which shall be interpreted and enforced by the arbitrators.



(d) The arbitrators shall, as soon as practicable and upon fifteen (15) days' written notice to each party, conduct an arbitration hearing and proceeding on the merits of the dispute and thereafter shall issue a written decision explaining the basis for the decision, including findings of fact and conclusions of law. The decision of the arbitrators shall be based upon a majority vote.


(e) Each party shall bear its own costs and expenses arising out of any arbitration (including the costs of the arbitrator selected by it), and shall bear equally the costs, expenses and fees of the third party arbitrator.

(f) Any arbitration arising out of or relating to this Agreement or any alleged breach or non-performance thereof may include by consolidation, joinder or other manner any other person or persons which or whom a party to the arbitration reasonably believes to be substantially involved in a common question of fact or law.

(g) The agreement to arbitrate shall be specifically enforceable under prevailing law. Except for misapplication of law, any award rendered by the arbitrators shall be final, binding and enforceable by any

***  Portions of this page have been omitted pursuant to a request for
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ACI Corp. Feb. 1999
All Rights Reserved
DSLAgreement_0404_1                                                         14
     party to the arbitration, and judgment may be rendered upon it in accordance with applicable law in a court of competent jurisdiction.

(h) The parties acknowledge that this Agreement evidences a transaction involving interstate commerce. The United States Arbitration Act shall govern the interpretation, enforcement, and proceedings pursuant to the arbitration clause in this Agreement.


     6.4.3. CONFIDENTIALITY OBLIGATIONS. A) Neither party shall disclose to any third party during the Term of this Agreement and during the three (3) year period immediately following the termination or expiration of this Agreement, any of the terms, conditions, or information of a confidential nature exchanged between the parties, including information regarding the Products, services and related programs as well as information about Customers, unless disclosure is required by any state or federal governmental agency, otherwise required to be disclosed by law or is necessary in any proceeding establishing rights or obligations under this Agreement.


B) Any information, including trade secrets, reports, documents and/or data or data collection of one party (the "Disclosing Party") that are furnished or made available or otherwise disclosed to the other party or any of its employees, contractors, agents, or subsidiaries (the "Receiving Party") pursuant to the terms and conditions of this Agreement shall be deemed as confidential information ("Confidential Information"). Confidential Information shall be: (i) deemed the property of the Disclosing Party; (ii) be held strictly in confidence by the Receiving Party with the same degree of care that the Receiving Party treats its own proprietary business information; and (iii) be used by the Receiving Party only for those purposes required to perform its obligations under this Agreement. Information previously known to the Receiving Party free of any confidentiality obligation and the Receiving Party can demonstrate its prior actual knowledge, or subsequently made public by a third party shall not be deemed Confidential Information. In the event of any unpermitted disclosure by a Receiving Party, the Disclosing Party shall be entitled to seek such relief as may be available to it at law or in equity, including, without limiting the generality of the foregoing, any proceedings to: (i) obtain damages for any breach of this Agreement; (ii) seek any preliminary injunction or restraining order for specific performance; or (iii) enjoin the breach of such provision..

C) This Section supercedes any pre-existing agreement or understanding between the parties with respect to confidentiality.

     6.5. INDEMNIFICATION. Each party hereto (as "Indemnitor") shall indemnify, defend and hold harmless the other party hereto (as "Indemnitee") and its affiliates from and against any and all liabilities, costs, damages, fines, assessments, penalties and expenses (including reasonable attorney's fees and expenses) resulting from any breach of, or failure to comply with, any provision of this Agreement by ACI, its employees or agents.

7.   TERM OF AGREEMENT; TERMINATION PROVISIONS


     7.1. RENEWAL. Unless otherwise set forth herein, this Agreement shall commence on the Effective Date and shall continue until the tenth (10th) anniversary of the "Line Commitment Commencement Date" (as defined in Attachment 2) ("Term"); provided however, the Purchase Commitment obligations of COMPANY shall terminate on the earlier of the seventh (7th) anniversary of the Line Commitment Commencement Date (as defined herein) and the date on which COMPANY orders the 100,000th DSL line. This Agreement shall only renew upon mutual agreement of the parties



     7.2. TERMINATION. In addition to COMPANY's right of termination set forth in Section 3.7, either party may terminate this Agreement upon written notice to the other party in the event that such party (i) is in material breach of a material provision hereof and such breach is not cured within sixty (60) days after written notice of such breach, or (ii) becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors, if such proceedings are not dismissed within sixty (60) days after commencement.


***  Portions of this page have been omitted pursuant to a request for
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ACI Corp. Feb. 1999
All Rights Reserved
DSLAgreement_0404_1                                                         15

     In addition, COMPANY may elect to terminate this Agreement upon    ***
notice to ACI and    ***    for any    ***    or    ***    in the event that
(a) ACI terminates the Collocation Agreement without any right by ACI to terminate the Collocation Agreement pursuant to the terms thereof, or (b) COMPANY terminates the Collocation Agreement pursuant to any right COMPANY has under the Collocation Agreement and ACI shall have repeatedly failed to perform its material obligations under the Collocation Agreement and such repeated failures shall have resulted in costs or other liabilities to
COMPANY not cured or satisfied by ACI  in excess of                  ***
during the    ***    .

     7.3. EFFECT OF TERMINATION.   In the event of any termination pursuant
to Section 7.2 hereof as a result of ACI's breach of its obligations under this Agreement, ACI agrees to cooperate with COMPANY, on a commercially reasonable efforts basis, to transition existing Customer contracts of COMPANY to another network operator; provided, however, that ACI shall be obligated to assist such transition if, and only during the period that, COMPANY is in full compliance with its payment obligations as of the date of termination by COMPANY and COMPANY continues to perform its other obligations to ACI under this Agreement. The termination of this Agreement under any provision of this Article 7 shall not affect the terms of any of the provisions of Article 6, this Section 7.3, and/or Article 8 of this Agreement, each of which shall continue in full force and effect following such termination.

     7.4 CHANGE IN CONTROL. This Agreement shall continue in force regardless of any acquisitions or changes of control of either party and shall be binding upon the successors and permitted assigns of each.

8.   MISCELLANEOUS PROVISIONS

     8.1. NOTICES. Any notices or other communication under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt); (b) sent by facsimile (with written confirmation of receipt) or (c) two (2) days after being deposited for delivery with a nationally recognized overnight delivery service, and addressed or sent, as the case may be, to the appropriate addresses or facsimile numbers set forth below (or to such other addresses or facsimile numbers as a party may designate by notice to the other party):

     (a) if to COMPANY, to the address, numbers and person designated on page 2 of this Agreement with a copy to General Counsel;

     (b) if to ACI, to:

          ACI Corp.
          6933 South Revere Parkway
          Englewood, Colorado 80112-3931
          Tel. No.:   (303) 476-4200
          Fax No.:   (303) 476-4201
          Attn:  Chief Financial Officer

     with a copy to:

          Jeffrey Blumenfeld, Esq.
          Blumenfeld & Cohen
          1615 M Street, N.W., Suite 700
          Washington, D.C.  20036
          Tel No.:   202-955-6300
          Fax No.:  202-955-6460

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ACI Corp. Feb. 1999
All Rights Reserved
DSLAgreement_0404_1                                                         16

     8.2. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties do not need to sign the same counterpart.

     8.3. ENTIRE AGREEMENT; ASSIGNMENT.   This Agreement (together with the
Attachments referred to herein) constitutes the entire agreement between the parties and supersedes all prior agreements and understandings (both oral and written), and is not intended to, and does not, confer upon any other person any rights or remedies with respect to the subject matter of this Agreement. Except as otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. Neither party may assign or transfer its rights or obligations under this Agreement to any third party without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that either party may assign its rights and obligations under this Agreement (a) in whole or in part to any subsidiary or parent of such party as long as such party remains primarily obligated under this Agreement, and/or (b) in whole as part of a corporate reorganization, consolidation, merger, or sale of all or substantially all of its assets.

     8.4. GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, regardless of the laws that might otherwise govern the applicable principles of conflicts of laws thereof, and any dispute or controversy arising out of the Agreement shall have its venue in the state or federal courts and arbitration panels located in metropolitan Denver, Colorado, and each of the parties hereby consents to that venue and the jurisdiction of any such court or arbitration panel. Any and all remedies conferred upon any party by this Agreement shall be deemed cumulative and not exclusive of any other remedy conferred hereby, or by law or at equity upon a party, and the exercise by a party of one remedy will not preclude the exercise of any other remedy.

     8.5. AMENDMENT; WAIVER; SEVERABILITY. Except as otherwise specifically provided in this Agreement, no alteration, modification, amendment or addition shall be valid and enforceable unless in each instance such alteration, modification, amendment or addition is expressed in writing and signed by or on behalf of the party against which such alteration, modification, amendment or addition is to be enforced. No waiver of any nature, whether by conduct or otherwise, shall be deemed to be or construed as a continuing waiver of any breach of or non-compliance with any other term or provision of this Agreement or any other agreement to which such party is subject. If any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

     8.6.      CUSTOMER COMPLAINTS.  COMPANY shall immediately notify ACI of
(a) any action, complaint or other filing by any Customer involving or regarding any aspect of ACI's Products contemplated herein (including, without limitation, ACI's installation, repair service or Equipment replacement practices or programs) (collectively, the "ACI Services"); (b) any complaint proceeding, investigation, subpoena or other action (formal or informal) instituted by, or filed with, any federal, state or municipal government agency, body, commission or official involving or regarding the ACI Services; and (c) any pending or threatened action, suit or proceeding before or by any court or arbitrator involving or regarding the ACI Services (collectively, a "Complaint Proceeding"). COMPANY shall promptly provide to ACI any and all information in COMPANY's possession, and true and complete copies of any and all documentation that COMPANY has, relating to the factual basis underlying any such Complaint Proceeding. Each of ACI and COMPANY shall cooperate in all reasonable respects and otherwise assist each other and their respective legal advisors in preparing any appropriate defense, settlement or compromise of any such Complaint Proceeding.

     8.7 PUBLICITY. Except as required by law or any disclosure obligations applicable to such party, COMPANY and ACI shall not publicize nor disclose any aspect or contents of this Agreement or its relationship with each other in any way.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.


ACI Corp. Feb. 1999
All Rights Reserved
DSLAgreement_0404_1                                                         17

ATTACHMENT 2:  ACI PLUS PRODUCTS AND PRICING

I.   QWEST PRICING PLAN


The Pricing set forth herein is based on the significant equity investment of COMPANY in the parent company of ACI and the "take or pay" Purchase Commitment of COMPANY set forth in Section 2.6 of the Agreement and this Attachment 2.


     A.      ***    RECURRING CHARGES    ***    FOR PRODUCTS
     -------------------------------------------------------


                                   ----------------------------------- Special Conditions or
                        Purchase                          ***          Considerations
                      Commitment                        Commitment
                           Level                   -------------------
     Bandwidth         Suggested                          ***    TO
                      List Price                       COMPANY
                                 >
----------------------------------------------------------------------
      128Kbps          $ 90.00                            ***          Only offered    ***
----------------------------------------------------------------------
      256Kbps          $100.00                            ***
----------------------------------------------------------------------
      384Kbps          $125.00                            ***
----------------------------------------------------------------------
      512Kbps          $155.00                            ***
----------------------------------------------------------------------
      768Kbps          $190.00                            ***
----------------------------------------------------------------------
      1Mbps            $225.00                            ***
----------------------------------------------------------------------
      1-2Mbps x        $270.00                            ***
        1Mbps                                             ***
----------------------------------------------------------------------
      2-3Mbps x        $320.00                            ***
        1Mbps
----------------------------------------------------------------------
      3Mbps x          $425.00                            ***
        1Mbps
----------------------------------------------------------------------
      5Mbps x          $575.00                            ***
        1Mbps
----------------------------------------------------------------------
      7Mbps x          $725.00                            ***
        1Mbps
----------------------------------------------------------------------


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

ACI Corp. Feb. 1999
All Rights Reserved
DSLAgreement_0404_1                                                         18

B.   NON-RECURRING CHARGES FOR PRODUCTS    ***


                       Installation
                       Charges
                          ***             ***        ***        ***    or     CPE
                          ***            term       term       greater term   ONLY
---------------------------------------
      Bandwidth
---------------------------------------
       128Kbps               ***             ***        ***        ***           ***
       256Kbps               ***             ***        ***        ***           ***
       384Kbps               ***             ***        ***        ***           ***
       512Kbps               ***             ***        ***        ***           ***
       768Kbps               ***             ***        ***        ***           ***
       1-2Mbps x             ***             ***        ***        ***           ***
       1Mbps                 ***             ***        ***        ***           ***
       2-3Mbps x             ***             ***        ***        ***           ***
         1Mbps               ***             ***        ***        ***           ***
         1Mbps               ***             ***        ***        ***           ***
       3Mbps x               ***             ***        ***        ***           ***
         1Mbps
       5Mbps x
         1Mbps
       7Mbps x
         1Mbps
---------------------------------------


** Includes    ***    and    ***

**  Charges, as set forth in Attachment 3, will apply to    ***    of minimum
***    .

COMPANY Egress Circuit Pricing***

This is the    ***    .

                                                       ***    Only Service ****
                    ---------------------          --------------------------------
                       ***     Non-                    ***               Non-
                    Recurring  Recurring            Recurring            Recurring
                    Charges    Charges              Charges
                    ---------------------          --------------------------------
          -------------------------------          --------------------------------
             ***       ***        ***                  ***                  ***
          -------------------------------          --------------------------------
             ***       ***        ***                  ***                  ***
          -------------------------------          --------------------------------

***Includes    ***

****COMPANY shall    ***    for its    ***    and    ***    for    ***
Service for    ***    to the    ***    .


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

ACI Corp. Feb. 1999
All Rights Reserved
DSLAgreement_0404_1                                                         19

II.  QWEST VOLUME COMMITMENT PROVISION


     COMPANY shall place Orders, as defined in Section 3.2.1, and ACI shall provide a minimum of 100,000 DSL lines (the "Purchase Commitment") for providing ACI DSL services during the "Line Commitment Period" (defined below). The Line Commitment Period shall begin on the first day of the month in which the parties have mutually certified, by completing and signing the Commencement Date Certificate set forth in Schedule 2A, that ACI has 1,250 Connection Points in commercial service in a minimum of twenty-nine (29) CMSAs and/or MSAs ("Line Commitment Commencement Date"), and shall end on the seventh (7th) anniversary date or the date on which COMPANY satisfies the Purchase Commitment, whichever date is earlier.


     Targeted Milestone     ***    *              Milestone Line Target
                   ***                             ***   lines ordered
                   ***                             ***   lines ordered
                   ***                             ***   lines ordered
                   ***                             ***   lines ordered
                   ***                             ***   lines ordered
                   ***                             ***   lines ordered
                   ***                             ***   lines ordered

     *"TARGETED MILESTONE     ***     SHALL REFER TO THE LAST     ***     OF
THE    ***     PERIOD COMMENCING ON THE LINE COMMITMENT COMMENCEMENT DATE AND
EACH    ***     THEREOF.


     ACI acknowledges and agrees that COMPANY may satisfy the Milestone Line
Target(s) at any time prior to the applicable Milestone     ***    .  Further,
COMPANY may satisfy its Purchase Commitment at any time prior to the expiration
of the Line Commitment Period, and thereafter     ***     under this Agreement.
In addition, any Orders placed by COMPANY prior to the Line Commitment
Commencement Date   ***   of the Purchase Commitment.



     In the event COMPANY has not satisfied the Milestone Line Target on or
prior to the applicable Targeted Milestone     ***     COMPANY shall pay an
amount equal to the difference between the Milestone Line Target and the aggregate number of Orders during the period commencing on the date hereof and
ending on the applicable Milestone     ***    the average rate per line ordered
multiplied by     ***    ; provided, however, that COMPANY shall be entitled
to obtain a    ***     time during the     ***     Milestone     ***
through the 5th Milestone     ***     of this Agreement in its     ***
discretion (    ***    ).  In the event COMPANY does not satisfy the Milestone
Line Target in the year immediately following such     ***    in     ***
the    ***     applicable to the Milestone     ***    , COMPANY shall     ***
that would have been     ***     COMPANY had COMPANY not elected     ***    .
The following examples are illustrative of certain results under these principles:


EXAMPLE (1) -  At the end of     ***     COMPANY has     ***     which is
***    .  ACI would invoice the COMPANY per the following calculation -
***    (assumed     ***    ) equals     ***     to be     ***     COMPANY and
    ***    ACI.


EXAMPLE(2) - At the end of     ***    , COMPANY has     ***     which is
***   .  ACI would invoice the COMPANY per the following calculation -
***    (assumed     ***    ) equals     ***     to be     ***     COMPANY
and    ***     ACI.


COMPANY shall use commercially reasonable efforts to deter Customer's from terminating installed Orders prior to expiration of their term agreements.

"MSA" shall mean Metropolitan Statistical Area as such term is defined in "OMB Bulletin 98-06: Revised Statistical Definitions of Metropolitan Areas
(MAs) and Guidance on Uses of MA Definitions" which is available from the National Technical Information Service (Accession Number PB98-146160).


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

ACI Corp. Feb. 1999
All Rights Reserved
DSLAgreement_0404_1                                                         20

"CMSA" shall mean Consolidated Metropolitan Statistical Area as such term is defined in "OMB Bulletin 98-06: Revised Statistical Definitions of Metropolitan Areas (MAs) and Guidance on Uses of MA Definitions" which is available from the National Technical Information Service (Accession Number PB98-146160).


"Connection Point" shall mean ACI's physical collection within an ILEC serving wire center, or adjacent to an ILEC wire center, or adjacent to the ILEC Digital Loop Carrier, which enables ACI to order and provision unbundled network loops from the ILEC in support of DSL services.


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

ACI Corp. Feb. 1999
All Rights Reserved
DSLAgreement_0404_1                                                         21

                                    SCHEDULE 2A
                           COMMENCEMENT DATE CERTIFICATE

     THIS COMMENCEMENT DATE CERTIFICATE is made as of ________________ by ACI Corp. ("ACI").

     WHEREAS, ACI and Qwest Communications Corporation ("COMPANY") entered into an Agreement dated as of April 4, 1999, whereby, among other things, ACI agreed to provide and COMPANY agreed to order certain DSL services.

     NOW, THEREFORE, pursuant to Attachment 2 of the Agreement, ACI hereby certifies as follows:


1.   The date on which ACI has commercial service in a minimum of twenty-nine
(29) CMSAs and/or MSAs in each such CMSA or MSA and has at least 1,250 Connection Points in commercial service in such locations is
_______________________


     IN WITNESS WHEREOF, the parties have caused this Commencement Date Certificate to be signed and delivered as of the date first above written.

ACI Corp.

By: ________________________________

Title: _____________________________

Qwest Communications Corporation

By: ________________________________

Title: _____________________________


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

ACI Corp. Feb. 1999
All Rights Reserved
DSLAgreement_0404_1                                                         22

ATTACHMENT 3:  SCHEDULE OF CANCELLATION AND OTHER FEES


     COMPANY shall be responsible for the following fees and charges in accordance with the terms of the Agreement:


I.   EARLY TERMINATION

     (A)  ACI PLUS PRODUCTS:


          If COMPANY cancels an Order for a Product prior to installation for any reason other than a failure by ACI to provide a Product at transmission speeds needed by Customer or because Customer has not accepted the Products, a charge equal to the third party early termination penalties actually incurred by ACI as a direct result of such cancellation will be assessed against the COMPANY and payable to ACI; provided that ACI shall use its best efforts to mitigate
          such penalties. ACI agrees that such charge shall be a     ***
          of any third party charges.



          Early Termination Fee. If a Product is disconnected prior to the expiration of the term for that Product without cause, an "Early Termination Charge" (as hereinafter defined) shall be assessed against COMPANY and payable to ACI. As used herein, the "Early
          Termination Charge" shall be  equal to the    ***    Customer would
          have been charged based on the "Actual Term" (as hereinafter
          defined);    ***    the    ***    actually paid by Customer;    ***
          a    ***    dollar ($    ***    ) modem fee, if applicable, if such
          modem is returned and is reusable. As used herein, "Actual Term" shall be defined as the number of months accrued from the installation date to the date of termination. For example, if a Customer disconnects a 128Kbps Product in month six (6) of a twelve
          (12) month term and returns the modem in good condition, COMPANY shall pay an Early Termination Charge with respect to that Customer
          calculated as follows:  $   ***    .


     (B)  EGRESS CONNECTIONS:


          If COMPANY cancels an Order for an Egress Connection prior to installation of the ordered Egress Connection, any and all third party charges actually incurred by ACI up to the date of cancellation and/or as a direct result of such cancellation will be assessed against the COMPANY and payable to ACI; provided that ACI shall use its best efforts to mitigate such charges. ACI agrees
          that such charge shall be a    ***    of any third party charges.



          Early Termination Fee. If COMPANY cancels an Egress Connection after installation of the Egress Connection and prior to completion
          of the applicable contracted term without case, a charge of   ***
          for a DS-1 early termination and    ***    for a DS-3 early
          termination, as the case may be, will be assessed against COMPANY and payable to ACI.



II.  OTHER FEES AND CHARGES



     (A)  LATE CANCELLATION OR NO SHOW FEE:



          1. If an installation appointment is cancelled after the Cancellation Deadline, a charge equal to the third party charges or early termination penalties actually incurred by ACI as a direct result of such cancellation will be assessed against the COMPANY and payable to ACI; provided that ACI shall use its best efforts to mitigate such charges and penalties. ACI agrees that such charge
          shall be a     ***    of any third party charges.



          2.  If the Customer is not available at the scheduled time and date
          to permit installation to proceed as scheduled, a charge of   ***
          will be assessed against COMPANY and payable to ACI.



     (B)  EGRESS MOVE



          Charges will be supplied upon request. (Allow 30 days for receipt of a firm quote.)


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

ACI Corp. Feb. 1999
All Rights Reserved
DSLAgreement_0404_1                                                         23

     (C)  INTRA-MARKET CUSTOMER MOVE



          No cancellation charge will apply to a Customer's move within a
          Market.  However, a   ***    charge for reinstallation
          (notwithstanding the technology or Product upgrade or downgrade) will be assessed against COMPANY and payable to ACI with respect to an intra-Market move. The term of the Product at the new location
          will be for at least   ***    from the date that reinstallation is
          completed at the new location.



     (D)  MINIMAL INSIDE WIRING



          This is included in the charges for a normal installation.  Normal or
          minimal inside wiring shall include up to    ***    of wiring and
          installation of one customary RJ11 Jack or Biscuit Jack (according to the Customer's preference) in an accessible location situated in a standard, two-story building.



     (E)  EXTENSIVE INSIDE WIRING



          COMPANY must notify ACI in the original Order if additional wiring at the Customer's premises will be one-hour or greater. ACI reserves the right to require such wiring to be completed by others and/or to schedule extensive wiring at a different time than the installation appointment, but will make every effort to coordinate this additional wiring with the installation. If ACI is not notified of additional wiring requirements, ACI reserves the right to reschedule the installation appointment at no cost to COMPANY (and such rescheduled appointment shall supercede and nullify ACI's original installation commitment).


          Time and Materials at the following rates:     ***   /Minimum Charge


                            ***    additional    15 minutes



     (F)  ORDER NON-ACCEPTANCE FEE:



          An installation charge equal to    ***    of the installation fee.



     (G)  SERVICE CHANGE FEE:



          A    ***    charge will be assessed against the Company whenever a
          change of service is made for a downgrade. No additional charge will be assessed for upgrades; provided that COMPANY does not charge Customer for such upgrades.


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

ACI Corp. Feb. 1999
All Rights Reserved
DSLAgreement_0404_1                                                         24

ATTACHMENT 4:       ACI SERVICE LEVEL AGREEMENT

NETWORK AVAILABILITY

ACI is committed to providing a reliable network for COMPANY and its Customers. With that goal, ACI's

***         for Network Availability is    ***   .  ACI's Regional Network
Availability is defined as:

                               1 -    ***


The availability    ***    does not account for    ***    Egress Connections,
natural disasters, "Scheduled Maintenance" (as hereinafter defined) on ACI's
Network, scheduled or unscheduled    ***    on the customer    ***   , or end
user equipment outages.     ***    is calculated commencing with the date and
time on which the    ***    the trouble    ***    and ending upon
confirmation from ACI that the Network Availability has been restored. As used herein "Scheduled Maintenance" shall be defined as routine maintenance to the network electronics or equipment in the ACI Network for replacement or upgrades to hardware or software and is customarily performed during the hours of 1:00 A.M. to 3:00 A.M. (local time). Such Scheduled Maintenance is not usually service affecting.


If ACI does not meet    ***    Regional Network Availability per the above
definition, ACI will    ***    for    ***    or    ***    of the    ***   .

NETWORK DELAY

ACI is committed to providing a fast network for COMPANY and its Customers.
ACI supports    ***    for the time to transmit a    ***    message from the
DSL Access Multiplexer interface up to,    ***   , the COMPANY's egress and
back. This measurement
***                                      .

ACI defines round trip message delay as the    ***    the following:

     time from when the   ***   of the outgoing message   ***   until when the
     ***    of the message    ***    ;

     time from when the   ***   of the incoming message   ***   until when the
     ***    of the message    ***   .

If ACI does not meet the delay    ***    for the    ***   , ACI will    ***
of the    ***    attributable to    ***    .

THROUGHPUT

ACI is committed to minimizing network congestion for COMPANY and its
Customers. ACI's    ***    for the Customer to achieve the speed of their
contracted access through the ACI's Regional Network is    ***    over a   ***
  . Throughput is defined as the ability of the network to transmit traffic at the contracted access speed.

If ACI does not meet the throughput    ***    , ACI will    ***    of the  ***
  attributable to    ***    .


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

ACI Corp. Feb. 1999
All Rights Reserved
DSLAgreement_0404_1                                                         25

MEAN RESPONSE TIME

ACI commits itself to providing the best customer care experience in the telecommunications industry. To that end, ACI promises to answer the phone
within        ***    of the    ***   , and a Customer is    ***    no    ***
than    ***   .

MEAN TIME TO RESTORE SERVICE

ACI commits itself to restoring service within certain periods of time based on severity of the problem, and whether single or multiple Customers are affected. ACI guarantees restoration of services within the following time frames:

CUSTOMER CONNECTIONS:

     mean time to repair within    ***    (   ***   ) -    ***    of    ***
     if not repaired    ***    .

     mean time to repair within    ***    (   ***   ) -    ***    of    ***
     if not repaired    ***    .

ACI will manage the local loop vendor (or Incumbent Local Exchange Carrier) on behalf of COMPANY for any repairs or problems related to ACI-provided Customer connections.

GENERAL TERMS

All Network Performance Parameters are based on the assumption that COMPANY and its Customer networks are appropriately engineered (i.e., Egress Connections are within reasonable over-subscription limits). If ACI determines that the COMPANY or Customer network is inappropriately
configured,    ***    .

       *** will be    ***    for Availability, Throughput, or Network Latency
  ***    of installation.  COMPANY must    ***    to ACI for    ***   .
***   provided by ACI hereunder shall not be    ***    for any    ***    or
greater than    ***    for the    ***    within any given    ***    and
***    for the installation charge.

    *** will be    ***    to COMPANY for any    ***    or other    ***    or
 ***    (including, without limitation, any    ***    to    ***    service
under its Network Availability, Network Delay, and Throughput commitments
contained herein) which are caused by or contributed to (a)    ***   , (b) by
any third party (including the COMPANY or Customer), (c) by atmospheric or environmental conditions, (d) by any Act of God or natural disaster, or (e) by any person who is not controlled by, or under common control with, ACI. ACI will nevertheless use its reasonable efforts to seek a prompt resumption of service, resolution of transmission problems and/or rescheduled installation in circumstances where such efforts have a reasonable likelihood of achieving those results promptly.


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

ACI Corp. Feb. 1999
All Rights Reserved
DSLAgreement_0404_1                                                         26

OTHER

COMPANY and ACI shall    ***        Service Level Agreement    ***    designed
for COMPANY.


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

ACI Corp. Feb. 1999
All Rights Reserved
DSLAgreement_0404_1                                                         27

ATTACHMENT 5.  MARKETS

ACI MARKETS



 #      MSA                     Size
   1    San Diego                 M       In svc
   2    San Francisco             L       In svc
   3    Oakland                   M       In svc
   4    San Jose                  L       In svc
   5    Los Angeles               L       In svc
   6    Orange County             M       In svc
   7    Chicago                   L       In svc
   8    NYC                       L       In svc
   9    Sacramento                S       In svc
  10    Philadelphia              L       In svc
  11    Boston                    L       In svc
  12    Wash, DC                  L       In build
  13    Seattle                   M       In build
  14    Portland                  M       In build
  15    Denver                    L       In build
  16    Minneapolis               L       In build
  17    Detroit                   L       In build
  18    Milwaukee                 M       In build
  19    Austin                    M       TBD
  20    Raleigh/Durham            M       TBD
  21    Phoenix                   M       TBD
  22    Atlanta                   L       TBD
  23    Cleveland                 M       TBD
  24    Dallas                    L       TBD
  25    Tampa Bay                 M       TBD
  26    Hartford                  S       TBD
  27    St. Louis                 M       TBD
  28    Miami                     L       TBD
  29    Indianapolis              M       TBD
  30    Houston                   L       TBD
  31    Columbus                  M       TBD
  32    Salt Lake                 M       TBD
  33    Kansas City               M       TBD


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

ACI Corp. Feb. 1999
All Rights Reserved
DSLAgreement_0404_1                                                         28